Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO ACELL, INC. IF PUBLICLY DISCLOSED.

PROCESSING AGREEMENT

THIS AGREEMENT (“Agreement”) is between Synergy Health AST, LLC., including its affiliates,  (“STERIS”), with headquarters at 5960 Heisley Road, Mentor, Ohio 44060, and ACell, Inc. (“Customer”), having a principal place of business at 6640 Eli Whitney Drive, Columbia, Maryland 21046.

WHEREAS, Customer seeks to have certain medical devices (“Product” or “Products”), processed with radiation and STERIS is in the business of operating various radiation processing facilities (the “Facilities”); and

WHEREAS, the Food and Drug Administration (“FDA”) has recognized that it is a common industry practice to manufacture and/or assemble, package and fully label a device as sterile at one establishment and then ship such device in interstate commerce to another establishment or to a contract sterilizer for processing; and

WHEREAS, the FDA will institute no regulatory action against the device as misbranded or adulterated during such shipment when the device is labeled sterile, provided the requirements of 21 C.F.R. § 801.150 are met.

NOW THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             INTENT OF THE PARTIES.  It is the intention of the parties hereto to adhere to all of the requirements of the FDA, including 21 C.F.R.  § 801.150.

2.             PRODUCT HANDLING.

(a)           Both Customer and STERIS acknowledge that Products transported from Customer to STERIS pursuant to this Agreement are non-sterile and are being shipped for further processing.

(b)           All Products shipped by Customer to STERIS shall be conspicuously marked “Non-Sterile — Shipped for Further Processing” or the equivalent and shall not be identified as sterile until the Products are established as sterile after treatment by methods specified by the Customer. The provisions of this paragraph shall apply during all times when the Product is introduced into or moving in intrastate or interstate commerce, during processing, and when held in quarantine.

(c)           Each shipment of the Product for processing will be accompanied by documents (packing list and/or bill of lading) stating the number of cartons or other designated units in the shipment listed by manufacturer’s lot and code number and the non-sterile nature of the Product. Upon receipt and prior to processing, STERIS will record on its receiving documents the number of cartons or other designated units by manufacturer’s lot and code number received from Customer. STERIS will notify Customer of all count discrepancies and the parties shall ensure that all such discrepancies are reconciled before processing.

(d)           STERIS will segregate unprocessed Products from processed Products, to prevent accidental mixing of Products. STERIS will also segregate Customer’s Products from all other products stored at the STERIS Facility.

(e)           After completion of processing and until released by the Customer, the Product will be conspicuously marked by STERIS in the following way: each pallet, carton or other designated unit will show that the Product is “Processed” or the equivalent. Labels with such markings will be provided by STERIS.

(f)     After radiation processing, STERIS will return all cartons or other designated units to the Customer’s address or to a controlled destination point selected by the Customer.

(g)           Except as otherwise agreed by STERIS and Customer, Products will be shipped in the same manner as received.

3.             PROCESSING.

(a)           All Product processing will occur in accordance with a set of processing specifications (“Procedures”).  Customer will develop Procedures, which shall be in writing and shall clearly state minimum and maximum dose limitations, instructions regarding product counts, and handling, shipping, receiving, and special processing requirements. STERIS may accept or reject the Procedures, but no processing will occur until STERIS and Customer agree in writing to the applicable Procedures.  STERIS’s approval of the Procedures is limited to confirmation of its ability to process to the specifications and is not an approval or determination of the efficacy of the dose which is solely the responsibility of Customer.

(b)           Customer shall provide and STERIS shall process Products in volumes summarized in Appendix A, “Processing Volumes,” which is hereby incorporated into this Agreement.   If, at any time, STERIS determines that the demand for certain processing exceeds the supply, then STERIS shall allocate the supply in a manner which STERIS shall determine in its reasonable discretion.  Notwithstanding anything in this Agreement, STERIS shall process all Products within five (5) business days after receipt.

(c)           Customer shall bear sole responsibility for determining the compatibility of Products and packages with the radiation process and for determining the radiation dosage(s). The Customer shall ship Product to STERIS in cases that are the same dimensions, weight, and internal packing configuration as qualified by STERIS. The Customer shall notify STERIS of any changes to the Product, its materials, packaging or configuration. STERIS will not be responsible for non-sterile or damaged Product because of changes made to Products. All tests related to the processing of the Products are the responsibility of Customer.

(d)           After STERIS receives all required Products and documentation, STERIS will complete processing within such time frame as agreed by the parties.

(e)           STERIS will inform the Customer, in writing, of any changes or modifications to the processing equipment which may impact routine processing or validation. STERIS will notify the Customer of deviations from the Procedures and the Customer will direct STERIS as to the disposition or reprocessing of those affected Products.

(f)            All tests related to assessing the final sterility assurance of the Products are solely the responsibility of the Customer. Release of the sterilized Product to the market is the sole responsibility of the Customer. Customer shall develop appropriate procedures for approving the sterilized Products for release into the stream of commerce. Such procedures shall be designed to prevent the release of any Product for commercial distribution until Customer’s designated representative shall properly approve the Product’s release. Customer bears ultimate and full responsibility for Products released into commercial distribution, including labeling of Products as sterile.

(g)           Except for Products sent to STERIS for test purposes (which shall be clearly labeled “FOR TESTING PURPOSES ONLY”), the Customer warrants to STERIS that Products sent for services can be processed without violating any government regulations.

4.             TITLE TO PRODUCTS.  Customer shall retain title to the Products at all times.

5.             AUDITS.  STERIS will allow the Customer access to the Facilities, upon reasonable notice and subject to STERIS’s restrictions of confidentiality, during normal business hours, for the purpose of conducting QSR/ISO/EN audits related to the processing of the Products.    STERIS will also make training records available to Customer during such audits, provided Customer requests such records reasonably in advance of the audit. STERIS will conduct periodic internal audits according to STERIS’s QSM/QA Manual. STERIS will retain confirmation that it performed these internal audits, and Customer may review the confirmation upon reasonable prior notice. Customer shall keep confidential all information revealed to it during its audit of STERIS.  The parties agree that notified bodies of the Customer are permitted to perform unannounced audits when necessary.

6.             TERM AND TERMINATION.  The initial term of this Agreement shall be for a period of three (3) years from the date of execution by both parties (the “Initial Term”). Either party shall have the right to terminate this Agreement at any time upon sixty (60) days written notice if the other party is materially in default with respect to any of its obligations hereunder, and such default is not cured within sixty (60) days of notice to the defaulting party.

7.             RIGHT OF FIRST REFUSAL.  If, at any time during the term of this AgreementCustomer receives an offer from a third party for the provision of processing or other sterilization services which are: (a) not covered by this Agreement; or (b) to begin subsequent to the termination of this Agreement, then Customer shall notify STERIS, in writing, of the offer’s material terms, conditions and associated charges. If within fifteen (15) days of receiving written notice, STERIS makes an offer to Customer upon more favorable terms and conditions, with charges less than those offered by the third party, then Customer shall contract with STERIS for the provision of such services.

8.             REQUIREMENTS.   Customer agrees that STERIS will perform, pursuant to this Agreement, one hundred percent (100%) of Customer’s radiation sterilization processing requirements as set forth in Appendix A during the term of the Agreement. Customer will use its best efforts to ensure that such processing will be requested of STERIS at a uniform monthly rate.

9.             REMOVAL AND STORAGE; SHIPPING.

(a)           STERIS shall provide, at no extra charge to Customer, sufficient storage space for all processed Product for not more than three (3) calendar days from completion of processing. Thereafter, STERIS shall have the option of removing Customer’s Product via common carrier or other means to an alternate facility designated by Customer, or of charging Customer for storage for each day in excess of the aforementioned three (3) days.

(b)           The Customer shall pay all shipping costs. STERIS will not be responsible for any shipping damage or delay.

10.          CHARGES AND TERMS OF PAYMENT.

(a)           The charges for the processing of Customer’s Products pursuant to the Procedures are set forth in Appendix B, “Processing Charges.” Customer shall have full and sole responsibility for all charges. Invoices will be rendered upon shipments made against a blanket order issued to STERIS by the Customer. Taxes, if applicable, are not included in the prices and shall be paid by the Customer.

(b)           Payments shall be due thirty (30) calendar days from the date of invoice. All payments shall be made in United States dollars. Any amount not paid when due shall bear interest at one and one-half percent (1- l/2%) per month (18% per annum) or the highest lawful rate, if less, from the date due until paid.

11.          NOTICES. All communications related to the terms of this Agreement or communication seeking approval for changes in any procedures covered thereby shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, to the address indicated below, or to such other address as to the addressee shall have designated by notice given to the other party hereto, and shall be effective when received.

If to STERIS:

[*]	cc:	Kenneth E. Kohler
[*]		Vice President and General Manager
[*]		STERIS Applied Sterilization Technologies
[*]		5960 Heisley Road
Mentor, Ohio 44060

If to Customer:
Chris Kinniry	cc:	ACell, Inc.
ACell, Inc.		Attn: General Counsel
6640 Eli Whitney Drive		6640 Eli Whitney Drive
Columbia, Maryland 21046		Columbia, Maryland 21046

12.          CONFIDENTIALITY; OWNERSHIP OF INTELLECTUAL PROPERTY.

(a)          The parties acknowledge and agree that in connection with the services provided under this Agreement valuable technical or marketing information of a confidential nature may be exchanged by the parties; that such information will be retained by the receiving party in confidence; that the transmittal of such information by a disclosing party is upon the condition that the information is to be used solely for the purpose of effectuating the Agreement; and that the receiving party shall not, either during the term of the Agreement or after its termination, use, publish, or disclose any technical or marketing information supplied by the disclosing party.  This restriction on disclosure and use shall not apply to any information which the receiving party can show by written evidence was known to it through proper means at the time of receipt thereof from the disclosing party, or which may subsequently be obtained from sources other than the disclosing party who are not bound by a confidentiality agreement with Customer or STERIS.

(b)           The parties acknowledge and stipulate that the covenants and agreements contained herein are of a special nature and that any breach, violation, or evasion by it of the restrictions of disclosure and use contained in this Agreement (i) may result in damages to the disclosing party in amounts difficult to ascertain; and (ii) may give rise to irreparable injury to the disclosing party. Accordingly, the parties agree that the disclosing party has a right to sue and is entitled to seek equitable relief, including, without limitation, injunctive relief and specific performance, in addition to any other legal remedies that may be available. In the event of any breach, violation, or evasion of the restriction on disclosure and use contained in this Agreement, the disclosing party shall be entitled to recover reasonable legal fees and all costs and expenses associated with the enforcement of any provision hereof or of the Agreement.

(c)           STERIS shall retain all trademark, copyright, trade secret, and patent rights which it may have with respect to the processing. Customer shall retain all trademark, copyright, trade secret, and patent rights it may have with respect to the Products.  Neither party shall use the trademark or tradename of the other party or its parents or affiliates in its company name or for otherwise conducting business with its customers.

13.          WARRANTY; LIMITATION OF LIABILITY.

(a)           STERIS warrants only that Products shall be processed in accordance with Customer specifications, as accepted by STERIS. STERIS’s obligation under this warranty shall be limited to the reprocessing of Products not processed in accordance with such specifications. EXCEPT AS SET FORTH ABOVE, STERIS MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(b)           STERIS SHALL NOT BE RESPONSIBLE FOR LOSS OF USE, LOSS OF INCOME OR PROFITS, COST OR RENTAL OF A SIMILAR PRODUCT, OR ANY OTHER CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND WHATSOEVER, WHETHER DUE TO BREACH OF CONTRACT OR WARRANTY OR TORT, INCLUDING NEGLIGENCE OF STERIS OR STRICT LIABILITY, OR ANY OTHER CAUSE. In the event STERIS fails to process any Products as agreed, or any Products are damaged or destroyed due to the fault of STERIS, STERIS’s liability shall be limited to the lesser of the manufacturing cost of the Products, or ten (10) times the processing charge. However, if the Products can only be processed one (1) time, Customer must designate this in writing prior to processing and STERIS’s liability regardless of cause or circumstance related to such Products shall be limited to the original processing cost only.

14.          INDEMNITY.       Customer agrees to defend, indemnify, and hold harmless STERIS from any and all third party claims, liability, damages or expenses due to personal injury or property damage, arising from Customer’s negligence or breach of contract, except to the extent caused by STERIS’s negligence or breach of contract.  Subject to the Limitations of Liability set forth above, STERIS agrees to defend, indemnify, and hold harmless Customer from any and all third party claims, liability, damages or expenses due to personal injury or property damage arising from STERIS’s negligence or breach of contract, except to the extent caused by Customer’s negligence or breach of contract.

15.          MISCELLANEOUS.

(a)           If any provision of this Agreement shall be held invalid by a court of competent jurisdiction, such invalidity shall not affect any other provision which can be given effect without the invalid provision.

(b)           The delay or failure of either party to require performance by the other party, or the waiver of a breach of any provision of this Agreement by either party, will not affect such party’s right to subsequently require performance of any provision of this Agreement.

(c)           The headings are inserted in the Agreement only as a matter of convenience and for reference and are not intended to define, limit, or describe the scope of the Agreement nor the intent of any of its provisions.

(d)           The Agreement represents the complete agreement, understanding and obligation between the parties concerning its subject matter and supersedes all previous negotiations, representations, commitments and agreements, whether written, oral or implied, relating to its subject matter. No change, amendment or modification of this Agreement shall be effective unless made in writing and signed by both parties.  Any terms in Customer’s purchase order or any other document of order or acceptance which are different from or additional to this Agreement shall be of no force and effect.  No course of dealing, or custom or usage, which is contrary to this Agreement shall serve to modify the terms of this Agreement.

(e)          Neither party shall be liable for either its failure to perform or its delays in performance hereunder arising out of or resulting from causes beyond its control. Such causes includes but are not restricted to acts of God, acts of Government or the public enemy, fires, floods, epidemics, power disruptions, equipment failure, quarantine restrictions, strikes, freight embargoes, unusually severe weather or default of suppliers due to any such causes.

(f)            The relationship between the parties is that of vendor and independent contractor. Neither the Customer nor any of its officers, directors, agents, or employees shall be considered as an agent or employee of STERIS. In performing obligations and accepting benefits under this Agreement, Customer acts on its own account and has no authority or power to bind or to create any express or implied obligation on STERIS’s behalf.

(g)           Neither party shall assign this Agreement, or any of the rights or privileges contained in this Agreement, to any third party without the written consent of the other party which shall not be unreasonably withheld. STERIS may assign its rights and duties hereunder to an affiliate of STERIS.

(h)           The Agreement and the relationship between the parties shall be governed by and interpreted in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Synergy Health AST, LLC.		ACell, Inc.

By:	/s/ Kenneth E. Kohler	By:	/s/ Christopher Branch
	(Signature)		(Signature)
	Kenneth E. Kohler		Christopher Branch
	(Print Name)		(Print Name)
Title:	VP and General Manager, STERIS	Title:	General Counsel
Applied Sterilization Technologies
Date:	October 19, 2018	Date:	Sept. 28, 2018

APPENDIX A

PROCESSING VOLUMES

E-Beam Processing:

[*]

[*]

[*]

[*]

CUSTOMER REQUIREMENTS

[*]

E-Beam Processing:

[*]

Company Name	Product Description	Cases Per Shipment	Total Yearly Carriers for all products	Total Carriers Per month
ACell	[*]	[*]	[*]	[*]

[*]	Product Description	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Micromatrix	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Cytal Wound Matrix	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Surgical Matrix	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Surgical Matrix Thick	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Gentrix Surgical Matrix	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

APPENDIX B

PROCESSING CHARGES

Description: E-Beam Processing

[*]

Product may be added through the Customer Specifications. Such additions will not require execution of a new contract but will be considered an addendum to this contract. Customer and STERIS will mutually agree upon pricing for new products.

On the first anniversary date of this Agreement, and on each anniversary date thereafter, [*].

[*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO ACELL, INC. IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO
PROCESSING AGREEMENT

THIS FIRST AMENDMENT TO PROCESSING AGREEMENT (“Amendment”) is made on October 23, 2019, between Synergy Health AST, LLC., including its affiliates, (“STERIS”), with headquarters at 5960 Heisley Road, Mentor, Ohio 44060, and ACell, Inc. (“Customer”), having a principal place of business at 6640 Eli Whitney Drive, Columbia, Maryland 21046.

WHEREAS, STERIS and Customer executed a Processing Agreement on or about October 18, 2018 (the “Agreement”) pursuant to which STERIS performs processing services for Customer; and

WHEREAS, the parties desire to [*].

NOW THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

l.              Appendix A of the Agreement is hereby replaced in its entirety with the Appendix A attached to this Amendment.

2.             Appendix B of the Agreement is hereby replaced in its entirety with the Appendix B attached to this Amendment.

3.             All other terms and conditions of the Agreement not specifically amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to Processing Agreement to be executed by their duly authorized representatives.

Synergy Health AST, LLC		ACell, Inc.
By:	/s/ Kenneth Kohler	By:	/s/ Christopher F. Branch

Kenneth Kohler		Christopher F. Branch
(Print Name)		(Print Name)

Title:	VP & GM	Title:	General Counsel

Date:	10/23/2019	Date:	10/18/2019

1

APPENDIX A

PROCESSING VOLUMES

E-Beam Processing:

[*]

CUSTOMER REQUIREMENTS

Customer’s Volume Requirements:

E-Beam Processing:

An estimated volume of units annually to process at E-beam facility with additional volumes processed on a commercially reasonable basis.

Company Name	Product Description	Cases Per Shipment	Total Yearly Carriers for all products	Total Carriers per month
ACell	[*]	[*]	[*]	[*]

[*]	Product Description	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Micromatrix	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	CytalWound Matrix	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Surgical Matrix	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Surgical Matrix Thick	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	Gentrix Surgical Matrix	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

2

APPENDIX B

PROCESSING CHARGES

Description:  E-Beam Processing

[*]

3

[*]

On the first anniversary date of this Agreement, and on each anniversary date thereafter, [*]

Product may be added through the Customer Specifications. Such additions will not require execution of a new contract but will be considered an addendum to this contract. Customer and STERIS will mutually agree upon pricing for new products.

[*]

4